                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          FEDERAL EXPRESS CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

Federal Express LOGO

                                            FEDERAL EXPRESS CORPORATION
                                            2005 CORPORATE AVENUE
                                            MEMPHIS, TENNESSEE 38132
 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 25, 1995
 -----------------------------------------------------------------------------

To the Stockholders of Federal Express Corporation:

     Notice is hereby given that the Annual Meeting of Stockholders of Federal Express Corporation (the "Corporation") will be held at The Memphis Marriott, 2625 Thousand Oaks Boulevard, Memphis, Tennessee on Monday, September 25, 1995 at 10:00 a.m., Central Daylight Time, for the following purposes:

       1. To elect the Class III Directors to serve for the next three years;

       2. To approve the adoption of the Corporation's 1995 Stock Incentive Plan reserving for issuance pursuant to stock options 1.5 million shares of Common Stock of the Corporation (representing 2.67% of the shares outstanding as of July 31, 1995);

       3. To approve the adoption of the Corporation's 1995 Restricted Stock Plan reserving for awards under the plan 275,000 shares of Common Stock of the Corporation;

       4. To ratify the designation of Arthur Andersen LLP as independent auditors of the Corporation for fiscal 1996; and

       5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on July 31, 1995 will be entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                           By order of the Board of Directors,

                                            /s/ Kenneth R. Masterson
                                              KENNETH R. MASTERSON
                                                      Secretary

August 3, 1995

     PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THE ENCLOSED RETURN ENVELOPE REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES OR CANADA, AS APPLICABLE.

FEDERAL EXPRESS CORPORATION
2005 CORPORATE AVENUE                                       1995 PROXY STATEMENT
MEMPHIS, TENNESSEE 38132

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Federal Express Corporation (the "Corporation") for use at the Annual Meeting of Stockholders to be held September 25, 1995. Shares represented at the meeting by the enclosed form of proxy will be voted by Mr. William J. Razzouk, Executive Vice
President -- Worldwide Customer Operations, and Mr. Kenneth R. Masterson, Senior Vice President, General Counsel and Secretary, in accordance with the directions noted thereon. If no direction is given, the shares will be voted FOR election of the Class III Directors and FOR proposals 2 through 4.

     A stockholder giving a proxy may revoke it before it is voted by giving written notice of such revocation to the Secretary of the Corporation or by executing a later dated proxy. Attendance at the meeting by a stockholder who has given a proxy will not have the effect of revoking it unless the stockholder gives such written notice of revocation to the Secretary before the proxy is voted.

     The Corporation's confidential voting policy provides that stockholder proxies, ballots and voting materials that identify the votes of specific stockholders will be kept confidential, except (i) as required by law, including in connection with the pursuit or defense of legal or regulatory actions or proceedings; (ii) in the event a stockholder expressly requests disclosure; or
(iii) during a contested election for the Board of Directors. In addition, the policy states that the tabulators and inspectors of election, who may be the Corporation's transfer agent or its employees, shall be independent and not the employees of the Corporation. As in the past, the Corporation's transfer agent, First Chicago Trust Company of New York, will tabulate the votes, and a representative of the transfer agent will serve as inspector of election. Proxies will be returned in envelopes addressed to the transfer agent and, except in the limited circumstances specified above, will not be seen by or reported to the Corporation.

     The Definitive Proxy Statement and accompanying form of proxy will be first sent or given to stockholders on or about August 14, 1995.

     The solicitation of proxies is made by the Corporation and the cost of solicitation will be borne by the Corporation. In addition to the solicitation of proxies by use of the mail and the Corporation's internal mail system, proxies may be solicited by directors, officers and regularly engaged employees of the Corporation. Brokers, nominees and other similar record holders will be requested to forward solicitation materials and will be reimbursed by the Corporation upon request for their out-of-pocket expenses. The Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies for a fee of $8,000 plus reimbursement of expenses.

     The Annual Report to Stockholders for the Corporation's fiscal year ended May 31, 1995, including financial statements, is enclosed. Such Annual Report is not a part of the proxy solicitation materials and is not incorporated herein by reference.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES

     Only stockholders of record at the close of business on July 31, 1995 will be entitled to notice of and to vote at the meeting. Each share of Common Stock is entitled to one vote for the election of the Class III Directors and for all other matters before the meeting. As of July 31, 1995, the Corporation had outstanding 56,181,384 shares of Common Stock.

     A majority of the outstanding shares entitled to vote at the meeting will constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. Abstentions will be included in tabulations of the votes cast on the proposals presented in the same manner as votes cast against such proposals. Broker non-votes will not be counted either for or against the proposal when determining whether a particular proposal has been approved.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth the amount of the Corporation's Common Stock beneficially owned by each Director of the Corporation, each nominee to become a Director, each of the Executive Officers named in the Summary Compensation Table and by all Directors and executive officers as a group, as of July 31, 1995. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

                                                         AMOUNT AND NATURE OF             PERCENT OF
               NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP               CLASS
- -------------------------------------------------------  --------------------             ----------
Smith, Frederick W. ...................................        5,032,748(1)                8.85%
Allen, Robert H. ......................................            8,704(2)                  *
Baker, Howard H., Jr. .................................            7,000(2)                  *
Bryan, Anthony J. A. ..................................           10,704(2)                  *
Cox, Robert L. ........................................           32,000(3)                  *
DeNunzio, Ralph D. ....................................            8,000(2)                  *
Estrin, Judith L. .....................................            6,000(4)                  *
Greer, Philip..........................................           28,978(2)(5)               *
Hyde, J. R., III.......................................           26,000(2)(6)               *
Manatt, Charles T. ....................................            7,000(2)                  *
Mitchell, George J. ...................................              500                     *
Smart, Jackson W., Jr. ................................           28,234(2)(7)               *
Smith, Joshua I. ......................................            2,300(8)                  *
Willmott, Peter S. ....................................           49,950(2)                  *
Razzouk, William J. ...................................           32,763(9)                  *
Weise, Theodore L. ....................................           86,707(10)                 *
Perkins, James A. .....................................           17,750(11)                 *
Masterson, Kenneth R. .................................           46,400(12)                 *
All directors and executive officers as a group (28
  persons).............................................        5,690,380(1)(2)            10.01%
                                                                        (3)(4)(5)(6)
                                                                        (7)(8)(9)(10)
                                                                        (11)(12)(13)

- ---------------

 (*) Less than 1% of issued and outstanding shares of Common Stock of the
     Corporation.
 (1) Includes 3,744,928 shares of Common Stock owned of record by Mr. Smith (representing 6.59% of the outstanding Common Stock), 1,035,320 shares of Common Stock owned of record by Frederick Smith Enterprise Company, Inc. ("Enterprise"), a family holding company, and 252,500 shares as to which Mr. Smith has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 31, 1995 under the Corporation's 1987, 1989 and 1993 Stock Incentive Plans. First Tennessee Bank, N.A., Memphis, Tennessee, as Trustee of a trust of which Mr. Smith is the lifetime beneficiary, holds 55% of Enterprise's outstanding stock and Mr. Smith owns 45% directly. Mr. Cox is a director of Enterprise.
 (2) Includes 5,000 and 1,000 shares, respectively, of Common Stock as to which each Director who is not also an employee of the Corporation has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 31, 1995 under the Corporation's 1989 and 1993 Stock Incentive Plans, respectively.
 (3) Includes 30,000 shares of Common Stock owned by RLC Family Partners Ltd., a limited partnership of which Mr. Cox is the sole general partner and 1,000 and 1,000 shares, respectively, as to which Mr. Cox has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 31, 1995 under the Corporation's 1989 and 1993 Stock Incentive Plans, respectively, and excludes 4,000 shares owned by Mr. Cox's wife as to which Mr. Cox disclaims beneficial ownership.
 (4) Includes 4,000 and 1,000 shares, respectively, of Common Stock as to which Ms. Estrin has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 31, 1995 under the Corporation's 1989 and 1993 Stock Incentive Plans, respectively.
 (5) Excludes 12,656 shares of Common Stock owned of record and beneficially by members of Mr. Greer's family as to which Mr. Greer disclaims beneficial ownership.
 (6) Includes 4,000 shares of Common Stock owned by a family trust and members of Mr. Hyde's family.
 (7) Includes 2,100 shares of Common Stock owned by Mr. Smart's wife.
 (8) Includes 1,000 and 1,000 shares, respectively, of Common Stock as to which Mr. Smith has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 31, 1995 under the Corporation's 1989 and 1993 Stock Incentive Plans, respectively.
 (9) Includes 26,950 shares of Common Stock as to which Mr. Razzouk has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 31, 1995 under the Corporation's Stock Incentive Plans.
(10) Includes 53,715 shares of Common Stock as to which Mr. Weise has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 31, 1995 under the Corporation's Stock Incentive Plans and 4,914 shares owned by members of Mr. Weise's family.
(11) Includes 15,250 shares of Common Stock as to which Mr. Perkins has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 31, 1995 under the Corporation's Stock Incentive Plans.
(12) Includes 46,400 of Common Stock as to which Mr. Masterson has the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 31, 1995 under the Corporation's Stock Incentive Plans.
(13) Includes 677,800 shares of Common Stock as to which the Directors and executive officers as a group, have the right to acquire beneficial ownership through the exercise of stock options which are vested or will become vested within 60 days of July 31, 1995 under the Corporation's Stock Incentive Plans.

     Listed below are certain persons who owned beneficially, as of December 31, 1994, and in the case of PRIMECAP Management Company, as of May 31, 1995, more than five percent of the Corporation's Common Stock. This information is copied from Schedule 13Gs filed by each beneficial owner in February and July 1995 with the Securities and Exchange Commission.

                                                             AMOUNT AND NATURE OF
           NAME AND ADDRESS OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP     PERCENT OF CLASS
- -----------------------------------------------------------  --------------------     ----------------
The Capital Group Companies, Inc...........................        7,355,610(1)             13.15%
  333 South Hope Street
  Los Angeles, California 90071
Sanford C. Bernstein & Co., Inc............................        4,308,160(2)              7.70
  One State Street Plaza
  New York, New York 10004
Southeastern Asset Management, Inc.........................        3,030,839(3)              5.42
  6075 Poplar Avenue, Suite 900
  Memphis, Tennessee 38119
PRIMECAP Management Company................................        3,025,500(4)              5.37
  225 South Lake Avenue
  Pasadena, California 91101

- ---------------

(1) Certain operating subsidiaries of The Capital Group Companies, Inc., exercised investment discretion over various institutional accounts which held shares of the Corporation. Capital Guardian Trust Company, a bank, and one of such operating companies, exercised investment discretion over 2,588,370 of the shares. Capital Research and Management Company, a registered investment advisor, and Capital International Limited and Capital International, S.A., other operating subsidiaries, had investment discretion with respect to 4,640,000, 90,440 and 36,800 shares, respectively, of the aggregate shares. The

     Capital Group Companies, Inc. had sole power to vote or direct the vote with respect to 2,045,130 shares. Neither The Capital Group Companies, Inc. or any of its subsidiaries had the power to vote or to direct the vote of the remaining shares. The Capital Group Companies, Inc. disclaimed beneficial ownership of all such shares of the Corporation.
(2) Sanford Bernstein, a registered investment advisor, exercised sole investment discretion with respect to the shares and sole voting power with respect to 2,080,361 of such shares. Sanford Bernstein does not disclaim beneficial ownership of any such shares.
(3) Southeastern Asset Management, Inc., a registered investment advisor, exercised sole investment discretion over 2,385,389 of the aggregate shares, and shared investment discretion with respect to 605,700 shares with Longleaf Partners Fund, a series of Longleaf Partners Funds Trust, formerly Southeastern Asset Management Funds Trust, an open-end registered management investment company. Southeastern had sole power to vote or direct the vote with respect to 2,300,389 of the aggregate shares, and shared voting power over 605,700 shares with Longleaf Partners Fund. Neither Southeastern or Longleaf Partners Fund had the power to vote or to direct the vote of the remaining shares. Southeastern does not disclaim beneficial ownership of any such shares; however, Mr. O. Mason Hawkins, chairman and chief executive officer of Southeastern, disclaims beneficial ownership of all of the shares in the event he is or could be deemed to be a controlling person of Southeastern as a result of his official positions with Southeastern or his ownership of its voting securities.
(4) PRIMECAP Management Company, a registered investment advisor, exercised sole investment discretion and sole voting power with respect to the shares, and does not disclaim beneficial ownership of any such shares.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     At the date of the Annual Meeting, the Board of Directors will consist of fourteen members, divided into three classes. Five nominees (the "Class III Directors") are to be elected at this Annual Meeting to serve for a term of three years and until their successors are elected and qualified. The remaining nine Directors will continue to serve as set forth below, with four Directors (the "Class I Directors") having terms expiring at the 1996 Annual Meeting and five Directors (the "Class II Directors") having terms expiring at the 1997 Annual Meeting. The nominees for election as Class III Directors are now directors of the Corporation. Each nominee has consented to being named in this Proxy Statement and agreed to serve if elected. The proxy holders will vote the proxies received by them for the five Class III nominees or, in the event of a contingency not presently foreseen, for different persons as substitutes therefor unless authority is withheld.

     The following sets forth, with respect to each nominee and each Director continuing to serve, his or her name, age, principal occupation and employment during the past five years, the year in which he or she first became a Director of the Corporation and directorships held in other corporations.

                            NOMINEES FOR ELECTION AS
                      CLASS III DIRECTORS FOR A THREE-YEAR
                    TERM EXPIRING AT THE 1998 ANNUAL MEETING

  DIRECTOR, YEAR FIRST                               PRINCIPAL OCCUPATION,
   ELECTED AS DIRECTOR     AGE                    BUSINESS AND DIRECTORSHIPS
- -------------------------  ---   -------------------------------------------------------------
Howard H. Baker, Jr.       69    Partner, Baker, Donelson, Bearman & Caldwell, a law firm,
     1988                        since February 1995; Partner, Baker, Worthington, Crossley &
                                 Stansberry from July 1988 to February 1995. Director,
                                 Pennzoil Company, United Technologies Corporation and WMX
                                 Technologies, Inc.

  DIRECTOR, YEAR FIRST                               PRINCIPAL OCCUPATION,
   ELECTED AS DIRECTOR     AGE                    BUSINESS AND DIRECTORSHIPS
- -------------------------  ---   -------------------------------------------------------------
Judith L. Estrin           40    President and Chief Executive Officer of Precept Software,
     1989                        Inc., a computer software company, since March 1995;
                                 Consultant from September 1994 to March 1995; Chief Executive
                                 Officer and President of Network Computing Devices, Inc., a
                                 company that supplies display stations for network computing environments, from September 1993 to September 1994;
                                 Executive Vice President of Network Computing Devices, Inc.
                                 from July 1988 to September 1993. Director, Rockwell
                                 International Corporation.
Philip Greer               59    Senior Managing Principal of Weiss, Peck & Greer, L.L.C., a
     1974                        diversified investment management and securities firm, since
                                 1995; General Partner of Weiss, Peck & Greer from 1970 to
                                 1995. Director, Network Computing Devices, Inc. and Robert
                                 Mondavi Winery.
J. R. Hyde, III            52    Chairman and Chief Executive Officer of AutoZone, Inc., an
     1977                        auto parts retail chain, since July 1988. Director, AutoZone,
                                 Inc. and First Tennessee National Corporation.
Frederick W. Smith         50    Chairman, President and Chief Executive Officer of the
     1971                        Corporation since 1983; Chief Executive Officer of the
                                 Corporation since 1977; Chairman of the Corporation since
                                 1975; President of the Corporation from 1971 to 1975.

                     CLASS I DIRECTORS CONTINUING IN OFFICE
                 WHOSE TERMS EXPIRE AT THE 1996 ANNUAL MEETING

  DIRECTOR, YEAR FIRST                               PRINCIPAL OCCUPATION,
   ELECTED AS DIRECTOR     AGE                    BUSINESS AND DIRECTORSHIPS
- -------------------------  ---   -------------------------------------------------------------
Robert H. Allen            67    Private Investor and Managing Partner, Challenge Investment
     1977                        Partners, an investment firm, since May 1993; Chairman and
                                 Chief Executive Officer of Realm Resources, Inc., a natural resource company, from 1983 to 1991. Director, First City
                                 Bank of Texas, Geoquest International, Inc., Gulf Canada
                                 Resources Ltd. and Nuevo Energy Company.
Anthony J. A. Bryan        72    Chairman, Executive Committee, Hospital Corporation
     1978                        International, a company that owns, manages and builds
                                 hospitals and health-related facilities in various countries around the world, since March 1991; Chairman, Hospital
                                 Corporation International from July 1991 until September
                                 1992; Chairman and Chief Executive Officer of Oceonics Group
                                 PLC from March 1988 to March 1991.
Robert L. Cox              59    Partner, Waring Cox, a law firm, for more than the past five
     1993                        years; Secretary of the Corporation from June 1971 to
                                 September 1993. Director, Delta Life Corporation.
Peter S. Willmott          58    Chairman and Chief Executive Officer of Willmott Services,
     1974                        Inc., a retail and consulting firm, since June 1989;
                                 President and Chief Operating Officer of the Corporation from
                                 September 1980 to May 1983; Executive Vice President of the
                                 Corporation from 1977 to 1980; Senior Vice
                                 President -- Finance and Administration of the Corporation
                                 from 1974 to 1977. Director, Browning-Ferris Industries,
                                 Inc., International Multifoods Corporation, Mac Frugal's
                                 Bargains -- Close-Outs, Inc., Maytag Corporation, Morgan
                                 Keegan & Co., Inc. and Zenith Electronics Corporation.

                    CLASS II DIRECTORS CONTINUING IN OFFICE
                 WHOSE TERMS EXPIRE AT THE 1997 ANNUAL MEETING

  DIRECTOR, YEAR FIRST                               PRINCIPAL OCCUPATION,
   ELECTED AS DIRECTOR     AGE                    BUSINESS AND DIRECTORSHIPS
- -------------------------  ---   -------------------------------------------------------------
Ralph D. DeNunzio          63    President of Harbor Point Associates, Inc., a private
     1981                        investment and consulting firm, since October 1987. Director,
                                 AMP Incorporated, Harris Corporation and NIKE, Inc.
Charles T. Manatt          59    Senior Partner, Manatt, Phelps & Phillips, a law firm, for
     1989                        more than the past five years. Director, ICN Pharmaceuticals
                                 Inc. and COMSAT Corporation.
George J. Mitchell         61    Special Counsel to Verner, Liipfert, Bernhard, McPherson and
     1995                        Hand, a law firm, since January 1995; Member of the United
                                 States Senate from May 1980 to January 1995. Director, The
                                 Walt Disney Company, UNUM Corporation and Xerox Corporation.
Jackson W. Smart, Jr.      64    Chairman and Chief Executive Officer of MSP Communications,
     1976                        Inc., a radio broadcasting company, since October 1988.
                                 Trustee, Goldman Sachs -- Institutional Liquid Assets,
                                 Financial Square Money Market Trust, Goldman Sachs Trust and
                                 Goldman Sachs Equity Portfolios Inc. Director, North American
                                 Private Equity Fund.
Joshua I. Smith            54    Chairman, President and Chief Executive Officer of The MAXIMA
     1989                        Corporation, an information and data processing firm, since
                                 1978. Director, Caterpillar, Inc. and Inland Steel
                                 Industries, Inc.

                            MEETINGS AND COMMITTEES

     The Board of Directors of the Corporation conducted five regular and two special meetings during fiscal 1995. Each Director, with the exception of Mr. Bryan, attended at least 75% of the meetings of the Board and any committees on which they served.

     The Board of Directors has an Audit Committee and a Compensation Committee. During fiscal 1995, the members of the Audit Committee were Philip Greer (Chairman), Howard H. Baker, Jr., Anthony J. A. Bryan, Robert L. Cox, Charles T. Manatt and Peter S. Willmott. The basic responsibilities of the Audit Committee, as approved by the Board of Directors, are to review significant financial information for the purpose of giving added assurance that the information is accurate and timely and that it includes all appropriate financial statement disclosures; to ascertain the existence of effective accounting and internal control systems; to oversee the entire audit function both internal and independent; and to provide an effective communication link between the auditors (internal and independent) and the Board of Directors. The Audit Committee met eight times during fiscal 1995.

     During fiscal 1995, the members of the Compensation Committee were Jackson
W. Smart, Jr. (Chairman), Robert H. Allen, Ralph D. DeNunzio, J. R. Hyde, III and Joshua I. Smith. The Compensation Committee determines the salaries, bonuses and other remuneration and terms and conditions of employment of the officers of the Corporation, administers the Corporation's Stock Incentive and Restricted Stock Plans, oversees the administration of the Corporation's employee benefit plans covering employees generally and makes recommendations to the Board of Directors with respect to the Corporation's compensation policies. The Compensation Committee held five meetings in fiscal 1995. The Board of Directors does not have a nominating committee.

     Effective July 17, 1995, Mr. Manatt resigned his position on the Audit Committee and was appointed to the Compensation Committee, and Mr. Joshua Smith resigned his position on the Compensation Committee and was appointed, along with Mr. Mitchell, to the Audit Committee.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation awarded to, earned by or paid to the Corporation's Chief Executive Officer and its four other most highly-compensated executive officers for services rendered in all capacities during the fiscal years ended May 31, 1995, 1994 and 1993.

                                                                       LONG TERM COMPENSATION
                                                                       -----------------------
                                                                               AWARDS
                                          ANNUAL COMPENSATION          -----------------------
                                    --------------------------------   RESTRICTED   SECURITIES
                                                        OTHER ANNUAL     STOCK      UNDERLYING    ALL OTHER
                                    SALARY     BONUS    COMPENSATION    AWARD(S)     OPTIONS/    COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     ($)       ($)         ($)          ($)(2)      SARS (#)       ($)(3)
- ---------------------------  ----   -------   -------   ------------   ----------   ----------   ------------
Frederick W. Smith           1995   700,000   515,500       96,541(4)         --       50,000        2,850
  Chairman, President and    1994   650,121   470,000       84,016(4)         --      100,000        5,573
  Chief Executive Officer    1993   550,368        --       66,404(4)         --           --        2,154
William J. Razzouk           1995   459,442   239,940           --            --       39,000        2,850
  Executive Vice President   1994   436,386   343,690      169,152(1)    260,000       50,000        5,281
  Worldwide Customer         1993   301,905    34,070           --            --        5,000        2,154
  Operations
Theodore L. Weise            1995   417,994   188,480       58,016(5)         --       27,500        2,850
  Senior Vice President      1994   399,360   214,675      105,720(1)    162,500       25,000        4,440
  Air Operations             1993   364,585    33,261           --            --        5,000        2,154
James A. Perkins             1995   359,389   164,810           --            --       22,500        2,850
  Senior Vice President and  1994   338,503   155,286           --            --       20,000        4,053
  Chief Personnel Officer    1993   320,113    28,838           --            --        5,000        2,154
Kenneth R. Masterson         1995   378,478   138,880           --            --       22,500        2,850
  Senior Vice President,     1994   357,162   180,428           --            --       20,000        4,175
  General Counsel            1993   345,198    45,111           --            --        9,000        2,154
  and Secretary

- ---------------

(1) The amounts shown for Mr. Razzouk and Mr. Weise in 1994 represent tax reimbursements related to restricted stock awards.
(2) The amounts in the table represent the closing market value of the shares awarded at the date of grant. At May 31, 1995, the number and value of the restricted stock holdings of the named individuals were as follows:

                             NAME                           NUMBER OF SHARES HELD      VALUE
    ------------------------------------------------------  ---------------------     --------
    F.W. Smith............................................             --                   --
    W.J. Razzouk..........................................          5,813             $348,053
    T.L. Weise............................................          1,667               99,812
    J.A. Perkins..........................................             --                   --
    K.R. Masterson........................................             --                   --

     The restrictions on the shares awarded to Mr. Razzouk lapse ratably over five years after the date of award with respect to 1,250 shares granted in October 1990 and lapse ratably over four years after the date of award with respect to 4,563 shares granted in September 1991 and October 1993. The restrictions on the shares awarded to Mr. Weise lapse ratably over three years after the date of award.

     Holders of restricted shares are entitled to receive any dividends declared on such shares. The Corporation has never declared a dividend on its shares because its policy has been to reinvest earnings in the business of the Corporation.
(3) These amounts represent profit sharing payments to the named executive officers and contributions under the Corporation's Deferred Profit Sharing Plan.
(4)  Of the amounts shown for 1995, 1994 and 1993, $69,437, $65,328 and $50,733, respectively, represent personal use of corporate aircraft which is treated as taxable income to Mr. Smith.
(5)  Of the amount shown for 1995, $55,018 is for financial counseling.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding grants of stock options during the fiscal year ended May 31, 1995 made to the named executive officers under the Corporation's Stock Incentive Plans. The amounts shown for each of the named executive officers as potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent over the full ten-year term of the options, which would result in stock prices of approximately $123.59 and $196.80, respectively, for the options with an exercise price of $75.8750; $114.53 and $182.37, respectively, for the options with an exercise price of $70.3125; and $100.38 and $159.84, respectively, for the options with an exercise price of $61.6250. No gain to the optionees is possible without an increase in stock price which will benefit all stockholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable Securities and Exchange Commission regulations. Actual gains, if any, on option exercise and common stock holdings are dependent on the future performance of the Corporation's Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                                                                                    POTENTIAL REALIZABLE
                                         INDIVIDUAL GRANTS                                  VALUE
                       ------------------------------------------------------      AT ASSUMED ANNUAL RATES
                        NUMBER OF      % OF TOTAL                                      OF STOCK PRICE
                        SECURITIES    OPTIONS/SARS                                      APPRECIATION
                        UNDERLYING     GRANTED TO    EXERCISE OR                       FOR OPTION TERM
                       OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION     -------------------------
        NAME           GRANTED (#)    FISCAL YEAR     ($/SH)(*)       DATE         5% ($)          10% ($)
- ---------------------  ------------   ------------   -----------   ----------     ---------       ---------
F.W. Smith...........     50,000          7.59         75.8750       6/1/2004     2,385,750       6,046,250
W.J. Razzouk.........     15,000          2.28         75.8750       6/1/2004       715,725       1,813,875
                           4,000           .61         70.3125      7/19/2004       176,870         448,230
                          20,000          3.04         61.6250      9/26/2004       775,100       1,964,300
T.L. Weise...........      7,500          1.14         75.8750       6/1/2004       357,863         906,938
                          20,000          3.04         61.6250      9/26/2004       775,100       1,964,300
J.A. Perkins.........      7,500          1.14         75.8750       6/1/2004       357,863         906,938
                          15,000          2.28         61.6250      9/26/2004       581,325       1,473,225
K.R. Masterson.......      7,500          1.14         75.8750       6/1/2004       357,863         906,938
                          15,000          2.28         61.6250      9/26/2004       581,325       1,473,225

- ---------------

(*) The option exercise price of the options granted to the individuals shown above was the fair market value of the Corporation's Common Stock at the date of grant of the option. The options expiring June 1, 2004 and July 19, 2004 are subject to a vesting schedule as follows: 20% after one year from the date of grant; 40% after two years; 60% after three years; 80% after four years; and 100% after five years. The options expiring September 26, 2004 are subject to a vesting schedule as follows: 25% after three years from date of grant; 50% after four years; 75% after five years; and 100% after six years. The options may not be transferred in any manner other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee. During the fiscal year ended May 31, 1995, options for a total of 658,800 shares were granted to various employees of the Corporation.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

     The following table summarizes for each of the named executive officers certain information relating to stock options exercised by them during the fiscal year ended May 31, 1995. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. The value of an unexercised, in-the-money option at fiscal year-end is the difference between its exercise or base price and the fair market value of the underlying stock on May 31, 1995, which was $59.875 per share. These values, unlike the amounts set forth in the column "Value Realized," have not been, and may never be, realized. The options have not been, and may not be, exercised; and actual gains, if any, on exercise will depend on the value of the Corporation's Common Stock on the date of exercise. There can be no assurance that these values will be realized. Unexercisable options are those which have not yet vested.

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                               OPTIONS/SARS AT               OPTIONS/SARS AT
                                  SHARES       VALUE             FY-END (#)                    FY-END ($)
                               ACQUIRED ON    REALIZED   ---------------------------   ---------------------------
            NAME               EXERCISE (#)     ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -----------------------------  ------------   --------   -----------   -------------   -----------   -------------
F.W. Smith...................         --            --     222,500        130,000        4,037,344           --
W.J. Razzouk.................      6,050       164,118      11,800         88,350           10,388      150,947
T.L. Weise...................         --            --      44,865         54,650          528,121       96,272
J.A. Perkins.................      3,750        78,397       7,400         44,850           19,288       80,672
K.R. Masterson...............      6,500       123,438      38,550         46,450          476,903      110,722

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The following table sets forth estimates of the possible future payouts to each of the named executive officers under the Corporation's long-term performance bonus plans.

                                                                              ESTIMATED FUTURE PAYOUTS
                                                       PERFORMANCE OR     UNDER NON-STOCK PRICE-BASED PLANS
                                     NUMBER OF          OTHER PERIOD     -----------------------------------
                                   SHARES, UNITS      UNTIL MATURATION   THRESHOLD     TARGET      MAXIMUM
             NAME               OR OTHER RIGHTS (#)      OR PAYOUT       ($ OR #)     ($ OR #)     ($ OR #)
- ------------------------------  -------------------   ----------------   ---------   ----------   ----------
F.W. Smith....................          N/A                5/31/96       $ 400,000   $  800,000   $1,200,000
                                        N/A                5/31/97         500,000    1,000,000    1,500,000
                                        N/A                5/31/98         500,000    1,000,000    1,500,000
W.J. Razzouk..................          N/A                5/31/96         200,000      400,000      600,000
                                        N/A                5/31/97         225,000      450,000      675,000
                                        N/A                5/31/98         225,000      450,000      675,000
T.L. Weise....................          N/A                5/31/96         125,000      250,000      375,000
                                        N/A                5/31/97         125,000      250,000      375,000
                                        N/A                5/31/98         125,000      250,000      375,000
J.A. Perkins..................          N/A                5/31/96         125,000      250,000      375,000
                                        N/A                5/31/97         125,000      250,000      375,000
                                        N/A                5/31/98         125,000      250,000      375,000
K.R. Masterson................          N/A                5/31/96         125,000      250,000      375,000
                                        N/A                5/31/97         125,000      250,000      375,000
                                        N/A                5/31/98         125,000      250,000      375,000

     In 1994, the Compensation Committee established a long-term performance bonus plan to provide a long-term cash bonus opportunity to members of upper management, including executive officers, at the conclusion of fiscal year 1996 if the Corporation achieves certain earnings per share targets established by the Committee with respect to the three-fiscal year period 1994 through 1996. However, no amounts can be earned until fiscal 1996 because it is only after the conclusion of that year that the Committee can determine the extent of achievement of the three-fiscal year earnings per share objectives. The Committee has established similar plans for the three-fiscal year periods 1995 through 1997 and 1996 through 1998 providing bonus opportunities for 1997 and 1998, respectively, if certain earnings per share targets are achieved with respect to those periods. No amounts can be earned for the 1995 through 1997 and 1996 through 1998 plans until 1997 and 1998, respectively, since achievement of the earnings per share objectives can only be determined following the conclusion of the applicable three-fiscal year period. Each successive plan has earnings per share targets which are higher than the previous plans.

     Under all three plans, the average percentage of an individual's achievement of individual objectives under the Corporation's annual performance bonus plan (discussed on page 11 of the Proxy Statement) for the three-fiscal year period of each of the long-term performance bonus plans will be used as an individual performance measure when calculating individual bonuses, except for Mr. Smith whose payout will be determined by the Compensation Committee. The estimated individual future payouts set forth in the table above are set dollar amounts ranging from threshold amounts if the objectives are minimally achieved, up to maximum amounts if the plan targets are substantially exceeded. Individual bonuses may be adjusted downward from these amounts if the individual's average individual achievement percentage is less than 100% for the three-fiscal year period of each of the plans. There can be no assurance that the estimated future payouts shown in this table will be achieved.

                               PENSION PLAN TABLE

     The following table shows the estimated annual pension benefits payable to participants upon retirement on a single life annuity basis in specified remuneration classes and years of credited service under the Federal Express Corporation Employees' Pension Plan and the Federal Express Corporation Retirement Parity Pension Plan which provides 100 percent of the benefit that would otherwise be denied certain participants by reason of Internal Revenue Code limitations on qualified plan benefits. The benefits listed in the table are not subject to any reduction for Social Security or other offset amounts.

                                                              YEARS OF SERVICE
                                           -------------------------------------------------------
              REMUNERATION                   10          15          20          25          30
- -----------------------------------------  -------     -------     -------     -------     -------
300,000..................................   60,000      90,000     120,000     150,000     150,000
350,000..................................   70,000     105,000     140,000     175,000     175,000
400,000..................................   80,000     120,000     160,000     200,000     200,000
450,000..................................   90,000     135,000     180,000     225,000     225,000
500,000..................................  100,000     150,000     200,000     250,000     250,000
600,000..................................  120,000     180,000     240,000     300,000     300,000
700,000..................................  140,000     210,000     280,000     350,000     350,000
800,000..................................  160,000     240,000     320,000     400,000     400,000
900,000..................................  180,000     270,000     360,000     450,000     450,000

     The remuneration as specified above includes Salary and Bonus as reported in the Summary Compensation Table (p. 7). Since the covered compensation is the average over the five-year period preceding retirement, the amount differs from that set forth in the Summary Compensation Table and is stated below together with the credited years of service achieved.

                                                                                           YEARS OF
                              NAME                                COVERED COMPENSATION     SERVICE
- ----------------------------------------------------------------  --------------------     --------
F.W. Smith......................................................         679,900              23
W.J. Razzouk....................................................         399,661              12
T.L. Weise......................................................         412,323              23
J.A. Perkins....................................................         343,466              21
K.R. Masterson..................................................         369,761              15

                    REPORT ON EXECUTIVE COMPENSATION OF THE
                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The compensation of the Corporation's executives comprises three basic components: base salary, annual and long-term performance bonus plans, and long-term equity incentives. The Compensation Committee (the "Committee") of the Board of Directors determines the compensation of the executive officers of the Corporation, approves the objectives for the annual and long-term performance bonus plans, establishes the funding of the plans, determines the awards of long-term equity incentives and the individuals to whom such awards are made, and recommends to the Board of Directors the compensation of the chief executive officer of the Corporation.

     Base Salary. The establishment of competitive base compensation for the Corporation's executives is the primary objective in setting base salaries. The starting point for this process is to determine the relative importance of an executive officer's position, the extent of accountability of the position and the skills required to perform the duties of the position. In addition, the Corporation utilizes compensation surveys published by three major consulting firms of companies in general industry with $5 billion or more in annual sales. The Committee believes that general industry is an appropriate comparison category in determining competitive compensation because the Corporation's executives can be recruited from, and by, businesses outside the Corporation's industry peer group. In addition, in its 1995 executive compensation review, the Committee considered compensation information on the five highest paid executive officers of other companies available from the proxy statements of a group of 20 transportation companies and a group of 35 companies in general industry with annual sales of $8-$12 billion. The transportation companies comprise most of the companies in the Standard & Poor's Transportation Index and the Dow Jones Transportation Average, but also include several other companies not in these indices. Base salaries are generally targeted at the median (or 50th percentile) of base salaries for comparable positions in the comparison surveys mentioned above.

     None of the factors mentioned above is given any particular weight in determining base compensation. Other factors may also influence such determination, such as the relative extent of an individual's experience or a desire to retain a valuable executive. The Committee's target for Mr. Smith is the 50th percentile as is the case with the other executive officers. Mr. Smith's base salary was increased in 1995; however, his base salary remains at less than the 25th percentile of base salaries of chief executive officers in the comparison surveys.

     Performance Bonus Plans. Under the Corporation's annual performance bonus plan, a bonus opportunity is established at the beginning of each fiscal year for management and certain professional employees based on the degree of attainment of both corporate and individual goals for the year. Each position eligible for such bonus, including all executive officers but excluding Mr. Smith, is assigned a number of points based on salary grade. Individual objectives for each position are established and points are allocated to the objectives by each participant and his or her immediate superior. A participant earns points by achieving his or her individual objectives. The amount of a participant's bonus is determined by the number of points earned, multiplied by the dollar value, if any, assigned to each point by the Committee according to the extent of achievement of plan objectives.

     The plan objectives established for 1995 were (i) a pretax income goal and
(ii) an internal measure reflecting a targeted level of service quality. For 1995, the pretax income goal and the internal service measure target were assigned 85% and 15% weightings, respectively.

     If both the individual and plan objectives are achieved, the plan is designed to produce a bonus ranging, on a sliding scale, from a threshold amount if the plan objectives are minimally achieved up to a maximum amount if such objectives are substantially exceeded. For 1995, the threshold bonus target was established at an amount which, when added to base salary, would be less than the 50th percentile of total salary and bonus for comparable positions in the comparison surveys discussed above under Base Salary. Thus, total salary and bonus for executive officers (assuming achievement of all individual objectives) is designed to range from less than the 50th up to the 75th percentile of total salary and bonus for comparable positions in the comparison surveys according to the degree to which plan objectives are met or exceeded.

     For 1995, bonuses were awarded to executive officers (other than Mr. Smith) based on achievement of above-plan targets for pretax income for the entire fiscal year. The service quality index goal was not achieved.

     Mr. Smith's bonus is not determined by a number of points specifically assigned to his position as is the case with other management personnel, but by whether corporate business plan objectives are met or exceeded. If such objectives are met, the Committee determines and recommends to the Board of Directors a bonus which, when combined with base salary, may be up to the 75th percentile of total salary and bonus for chief executive officers in the comparison surveys discussed above under Base Salary. Mr. Smith's bonus for 1995 combined with his base salary amounted to less than the 50th percentile of total salary and bonus of chief executive officers in these comparison surveys. In addition to the comparison surveys, the Committee also considered publicly available proxy statement information on the compensation of chief executive officers of two groups of other public companies, as described above under Base Salary, in determining Mr. Smith's total salary and bonus.

     In 1994, the Committee established a long-term performance bonus plan to provide a long-term cash bonus opportunity to members of upper management, including executive officers, at the conclusion of fiscal year 1996 if the Corporation achieves certain earnings per share targets established by the Committee with respect to the three-fiscal year period 1994 through 1996. The Committee has established similar plans for the three-fiscal year periods 1995 through 1997 and 1996 through 1998 providing bonus opportunities for 1997 and 1998, respectively, if certain earnings per share targets are achieved with respect to those periods. The Long-Term Incentive Plans Table on page 9 of this Proxy Statement sets forth the estimated future payouts under these plans if the three-fiscal year earnings per share objectives are achieved.

     Long-Term Equity Incentives. Stock options were granted as long-term incentives in 1995 to certain key employees of the Corporation, including executive officers, under certain of the Corporation's Stock Incentive Plans. Under the terms of the plans, the Corporation may grant options to key employees (determined by the Committee) to purchase such number of shares of the Common Stock of the Corporation as is determined by the Committee.

     The number of shares for which options are granted to executive officers is generally determined by the Committee based on the respective officer's senior officer status. For example, options granted to Senior Vice Presidents are generally for the same number of shares, while a grant to the Executive Vice President will usually be for more shares than granted to Senior Vice Presidents. However, no set criteria are used and other factors may influence the Committee's determination with respect to the number of shares granted, such as the promotion of an individual to a higher position, a desire to retain a valued executive or the number of shares then available for grant under one or more of the plans. The stock option holdings of an individual at the time of a grant are generally not considered in determining the size of a grant to that individual.

     Under the terms of the 1986 Restricted Stock Plan, the Corporation may award restricted stock to key employees as determined by the Committee. No set criteria are used to determine the amount of restricted stock awarded; however, the Committee's determination may be influenced with respect to the number of shares awarded by factors such as the respective officer's senior officer status, the promotion of an individual to a higher position, a desire to retain a valued executive, a desire to recognize a particular officer's contribution to the Corporation or the number of shares then available for award. No restricted stock was awarded in 1995.

     Section 162(m) of the Internal Revenue Code limits deductibility of certain compensation for the chief executive officer and the four other highest paid executive officers to $1,000,000 per year, unless certain requirements are met. The policy of the Corporation is generally to design its compensation plans and programs to ensure full deductibility. The Committee attempts to balance this policy with compensation programs designed to motivate management to maximize stockholder wealth. There are times when it is determined that the interests of the stockholders are best served by the implementation of compensation policies that do not restrict the Committee's ability to exercise its discretion in crafting compensation packages even though such policies may result in certain non-deductible compensation expenses.

     The 1995 Stock Incentive Plan presented in this Proxy Statement for stockholder approval complies with Section 162(m); therefore, compensation recognized by the five highest paid executive officers under this plan will qualify for appropriate tax deductions. The Corporation's annual and long-term performance bonus plans and the 1995 Restricted Stock Plan presented herein do not meet all of the conditions for qualification under Section 162(m). Therefore, compensation received under these plans will be subject to the $1,000,000 deductibility limit.

                         COMPENSATION COMMITTEE MEMBERS

   Jackson W. Smart, Jr. -- Chairman

Robert H. Allen       Ralph D. DeNunzio
 J.R. Hyde, III        Joshua I. Smith
              May 31, 1995

                            STOCK PERFORMANCE GRAPH

     The Stock Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

     The following graph shows changes over the past five fiscal years in the value of $100 invested on May 31, 1990 in: (1) the Corporation's Common Stock;
(2) the Standard & Poor's 500 Composite Index; and (3) the Standard & Poor's Transportation Index.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
          (FDX, S&P 500 COMPOSITE INDEX AND S&P TRANSPORTATION INDEX)


                                    GRAPH



      MEASUREMENT PERIOD                         S&P 500 COMP.    S&P TRANS.
    (FISCAL YEAR COVERED)             FDX            INDEX           INDEX
1990                                       100             100             100
1991                                        87             112             108
1992                                        88             123             131
1993                                       106             137             151
1994                                       165             143             156
1995                                       129             172             158

     The total return assumes that all dividends were reinvested. No dividends were paid on the Corporation's Common Stock during the period.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Pursuant to the provisions of the Corporation's Stock Incentive Plans, the Corporation has made interest-free demand loans to certain officers, fully secured by Common Stock of the Corporation, to assist them in exercising non-incentive stock options and paying any tax liability associated with such exercise. Such loans are repayable on demand or upon termination of employment for any reason. The following table shows the highest balance of such loans outstanding during the period June 1, 1994 through July 31, 1995 and the balance of such loans outstanding at July 31, 1995, for those executive officers with loan balances which exceeded $60,000.

                                                                 HIGHEST BALANCE        BALANCE AT
                       EXECUTIVE OFFICER                          DURING PERIOD        JULY 31, 1995
- ---------------------------------------------------------------  ---------------       -------------
Theodore L. Weise, Senior Vice President -- Air Operations.....     $ 619,031            $ 619,031
William J. Razzouk, Executive Vice President -- Worldwide
  Customer Operations..........................................       181,676                   --

     The law firm of Baker, Donelson, Bearman & Caldwell has represented the Corporation during fiscal year 1995 pursuant to a retainer arrangement. Mr. Baker, a Director and nominee, is a named partner in that firm. The law firm of Manatt, Phelps & Phillips has represented the Corporation during fiscal year 1995 pursuant to a retainer arrangement. Mr. Manatt, a Director, is a named partner in that firm. Mr. Mitchell, a Director, is Special Counsel to the law firm of Verner, Liipfert, Bernhard, McPherson and Hand. Mr. Mitchell represented the Corporation pursuant to a retainer arrangement during fiscal 1995. The law firm of Waring Cox has represented the Corporation during fiscal year 1995. Mr. Cox, a Director, is a named partner in that firm. The Corporation expects to utilize the services of these firms during fiscal year 1996.

     During fiscal year 1995, the Corporation purchased computer devices and services in the amount of $1,941,899 from Network Computing Devices, Inc. Ms. Estrin, a Director and nominee, was the Chief Executive Officer, President and a director of Network Computing Devices, Inc. during the first four months of the Corporation's 1995 fiscal year. Mr. Greer, a Director, is also a director of Network Computing Devices, Inc.

                           COMPENSATION OF DIRECTORS

     For fiscal 1996, outside Directors are to be paid a quarterly retainer of $7,500, $2,000 for each meeting of the Board attended and $1,000 for each meeting of its Committees which they attend. Committee chairmen will be paid an additional annual fee of $5,500. In addition, outside Directors will be granted an option under the Corporation's 1993 Stock Incentive Plan for 1,000 shares of Common Stock on each of the five consecutive Annual Meeting dates beginning September 26, 1994. Officers of the Corporation receive no compensation for serving as Directors.

     The Corporation has a Retirement Plan for Outside Directors to attract, retain and motivate directors who are not also employees of the Corporation to serve on the Corporation's Board of Directors. The plan is unfunded and benefits provided thereunder are payable out of the assets of the Corporation as a general, unsecured obligation of the Corporation. An outside Director who has served at least five years on the Board of Directors is entitled to a retirement benefit beginning as of the first day of the fiscal quarter of the Corporation next following the date of termination of his or her directorship or the date such Director attains age 60, whichever is later. The benefit will be an annual amount, payable as a lump-sum distribution or in quarterly installments for no less than ten years and no more than fifteen years depending on years of service, equal to a percentage from 50% to 100% (as determined by years of service) of the annual retainer fee being paid to the outside Director at the time of his or her termination as a Director. Under a policy adopted by the Corporation's Board of Directors in 1995, a Director must retire immediately before the Corporation's annual meeting of stockholders during the calendar year in which the Director attains age 72, except that a Director attaining age 72 during calendar year 1995 may remain a Director until the Corporation's 1996 Annual Meeting.

                         CHANGE IN CONTROL ARRANGEMENT

     The Corporation's 1980, 1983, 1984, 1987, 1989 and 1993 Stock Incentive Plans provide that in the event of a change in control each holder of an unexpired option under any of the plans has the right to exercise such option without regard to the date such option would first be exercisable, except that no option may be exercised less than six months from the date of grant. This right continues, with respect to holders whose employment with the Corporation terminates following a change in control, for a period of twelve months after such termination or until the option's expiration date, whichever is sooner. The instruments pursuant to which restricted stock is granted under the 1986 Restricted Stock Plan provide that the restricted shares will be canceled and the Corporation will make a cash payment, in an amount determined under the plan, to each holder in the event of a change in control.

                           1995 STOCK INCENTIVE PLAN
                                (PROPOSAL NO. 2)

     The use of stock incentives to secure and retain key employees of outstanding ability, to further identify the interests of employees with the interests of the stockholders, to encourage greater stock ownership by, and to provide added incentive to, those individuals who carry a major part of the responsibility for the success of the business has been and remains important in American industry. In furtherance of these objectives, the Board of Directors has adopted the 1995 Stock Incentive Plan (the "1995 Plan"), subject to approval thereof by the vote of the holders of a majority of the Common Stock represented and voting at the 1995 Annual Meeting. A copy of the 1995 Plan is attached hereto as Exhibit A and the statements made in this Proxy Statement with respect to the 1995 Plan are qualified by and subject to the more complete information set forth therein.

     The 1995 Plan provides for the granting of options to purchase for cash an aggregate of not more than 1,500,000 shares of the Common Stock of the Corporation (subject to adjustments in the event of a consolidation or other corporate reorganization in which the Corporation is the surviving corporation) which represents 2.67% of the outstanding shares of Common Stock as of July 31, 1995. During the ten-year term of the Plan, no person may be granted options for more than 200,000 shares during any fiscal year. Neither the dollar value or the number of units that may be received by participants under the 1995 Plan are set forth because such amounts are not determinable at this time.

     Options may be granted to key employees, including officers (approximately 88 as of July 31, 1995), of the Corporation and its subsidiaries, as may be designated by those members, not less than two, of the Compensation Committee of the Board of Directors, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and a "disinterested person" as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Committee"). The Committee will select persons to receive options from among the eligible employees, determine the types of options and the number of shares to be awarded to optionees, and set the terms, conditions and provisions of the options consistent with the terms of the 1995 Plan. The Committee will also establish rules for the administration of the 1995 Plan.

     Under the terms of the 1995 Plan, the Committee may grant options to purchase Common Stock of the Corporation at a price which may not be less than the fair market value of the shares, as determined by the mean between the high and low prices of the stock on the New York Stock Exchange on the date the option is granted. As of July 31, 1995, the closing price of the Corporation's Common Stock was $67.50. The 1995 Plan does not permit the repricing of options or the grant of discounted options.

     Options may not be exercised later than ten years after the date of grant. Subject to the limitations imposed by the provisions of the Code, certain of the options granted under the 1995 Plan to key employees may be designated "incentive stock options." The Corporation may make interest-free demand loans to holders of options not designated as incentive stock options for the purpose of exercising such options and paying any tax liability associated with such exercise.

     No option may be exercised until the optionee has completed a year of service after the option is granted, except in the case of termination of an employee's employment because of death or disability, nor may an option be exercised after termination of an employee's employment for any reason other than death, disability or retirement. Options may be exercised within twelve months (i) after the optionee retires, (ii) after termination of an employee's employment on account of permanent disability (except that no option may be exercised less than six months from the date of grant), or (iii) after death when in the service of the

Corporation or any of its subsidiaries. In the event of death within the twelve-month period following termination of an employee's employment for retirement or permanent disability, options may be exercised by the optionee's legal representative within twelve months following the date of death. However, under no circumstances may an option be exercised after the expiration of the stated period of the option.

     Since the contemplated options are to be granted as incentives, no cash consideration will be received for the granting of the options. Payment in full of the option price must be made upon exercise of any option. The options are not transferable by the optionee except by will or by the laws of descent and distribution.

     The 1995 Plan provides for the use of authorized but unissued shares or treasury shares. In the event of approval of the 1995 Plan, and to the extent that treasury shares are not acquired for the purpose of the 1995 Plan, authorized but unissued Common Stock of the Corporation will be issued upon exercise of options granted under the 1995 Plan.

     No options or awards may be granted under the 1995 Plan after June 1, 2005, but options or awards granted prior to such date may extend beyond that date. The 1995 Plan may be discontinued by the Board of Directors, but no termination may impair options or awards granted prior thereto.

     Upon the occurrence of a change in control of the Corporation, each holder of an unexpired option under the 1995 Plan will have the right to exercise the option in whole or in part without regard to the date that such option would be first exercisable, except no option may be exercised less than six months from the date of grant, and such right will continue, with respect to any such holder whose employment with the Corporation or subsidiary terminates following a change in control, for a period ending on the earlier of the date of expiration of such option or the date which is twelve months after such termination of employment.

     The Committee may alter or amend the 1995 Plan at any time. No amendment by the Committee, however, may (i) increase the total number of shares reserved for purposes of the 1995 Plan, (ii) reduce the option price to an amount less than the fair market value at the time the option was granted, (iii) change the class of employees eligible to receive awards, (iv) increase the maximum number of options which may be granted to an optionee under the 1995 Plan, (v) decrease the option vesting period to less than one year, or (vi) extend the duration of the 1995 Plan, unless such amendment is approved by the stockholders. No amendment or alteration may impair the rights of optionees with respect to options theretofore granted, except the Committee may revoke and cancel any outstanding options which, in the aggregate, would create a significant adverse effect on the Corporation's financial statements in the event that the Financial Accounting Standards Board issues a statement requiring an accounting treatment which causes such adverse effect with respect to options then outstanding. The Committee has the power to interpret the 1995 Plan and to make all other determinations necessary or advisable for its administration.

     Under current federal tax law, non-incentive stock options granted under the 1995 Plan will not result in any taxable income to the optionee at the time of grant or any tax deduction to the Corporation. Upon the exercise of such option, the excess of the market value of the shares acquired over their cost is taxable to the optionee as compensation income and is generally deductible by the Corporation. The optionee's tax basis for the shares is the market value thereof at the time of exercise.

     Neither the grant nor the exercise of an option designated as an incentive stock option results in any federal tax consequences to either the optionee or the Corporation. At the time the optionee sells shares acquired pursuant to the exercise of an incentive stock option, the excess of the sale price over the exercise price will qualify as a capital gain, provided the applicable holding period is satisfied. If the optionee disposes of such shares within two years of the date of grant or within one year of the date of exercise, an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the exercise price and the sale price will be taxed as ordinary income and the Corporation will be entitled to a deduction in the same amount. The excess, if any, of the sale price over the sum of the exercise price and the amount taxed as ordinary income will qualify as capital gain if the applicable holding period is satisfied. If the optionee exercises an incentive stock option more than three months after his or her termination of employment due to retirement, he or she is deemed to have exercised a non-incentive stock option.

     The Corporation believes that compensation received by optionees on the exercise of non-incentive stock options or the disposition of shares acquired upon exercise of any incentive stock options will be considered performance-based compensation and not subject to the $1,000,000 deductibility limit of Section 162(m) of the Code.

     The affirmative vote of the holders of a majority of the Corporation's Common Stock represented in person or by proxy at the Annual Meeting is required for approval of the 1995 Plan.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                           1995 RESTRICTED STOCK PLAN
                                (PROPOSAL NO. 3)

     To attract and retain key employees and to provide additional performance incentives for eligible employees selected to participate therein, the Board of Directors has adopted the 1995 Restricted Stock Plan (the "Plan"), subject to approval thereof by the vote of the holders of a majority of the Common Stock represented and voting at the 1995 Annual Meeting. A copy of the Plan is attached hereto as Exhibit B and the statements made in this Proxy Statement with respect to the Plan are qualified by and subject to the more complete information set forth therein.

     Approval of the Plan by stockholders would afford an exemption pursuant to Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, from the operation of Section 16(b) of such Act. Such Section requires that an executive officer forfeit to the Corporation any "profit" realized from any sale and purchase, or purchase and sale, of common stock within a period of less than six months. In the absence of such exemption, an award of common stock under the Plan to an executive officer of the Corporation would be deemed to be a "purchase" by such officer. In addition to affording greater flexibility to the Corporation in the timing of awards under the Plan, such exemption would enable its executive officers to more effectively plan their personal financial affairs.

     The Plan provides for the issuance of up to 275,000 shares of common stock which shall be treasury shares, subject to proportionate adjustment in the event of stock dividends, stock splits and similar stock changes. Neither the dollar value or the number of units that may be received by participants under the Plan are set forth because such amounts are not determinable at this time.

     Awards may be made to key employees, including officers (approximately 88 as of July 31, 1995), of the Corporation and its subsidiaries, as may be designated by those members, not less than two, of the Compensation Committee of the Board of Directors, each of whom is a "disinterested person" as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Committee"). The Committee will select persons to receive awards from among the eligible employees, determine the number of shares to be awarded to each participant, and set the terms, conditions and provisions of the awards, including the period during which restrictions with respect to the shares shall remain in effect, consistent with the terms of the Plan. The Committee will also establish rules for the administration of the Plan.

     Shares will be awarded without receipt of monetary consideration by the Corporation at the date of the award, but the shares awarded will not be transferable and will be forfeited if a recipient's employment with the Corporation or its subsidiaries is terminated for any reason (other than retirement at or after age 60, death or disability) during a designated restriction period determined at the date of an award. It is anticipated that restrictions will terminate annually with respect to a portion of the shares awarded until all of the shares covered by any award become unrestricted. Accordingly, each recipient of an award must earn the shares by providing services over the period that the restrictions remain in effect. Persons receiving an award under the Plan will be entitled to vote the shares awarded and will be entitled to receive any dividends paid with respect to such shares.

     The Plan may be amended by the Compensation Committee from time to time. However, approval of the stockholders of the Corporation is required for any amendment that would (i) materially increase the benefits accruing to participants under the Plan, (ii) increase the number of shares of Common Stock which may be issued under the Plan, (iii) reduce the Restriction Period to less than one year, (iv) extend the duration of the Plan or (v) modify the class of eligible employees.

     Under current federal income tax laws and regulations, a recipient of an award under the Plan will not be considered to have received gross income at the time of the award, unless the recipient affirmatively elects to include the fair market value of the shares at the date of the award in the recipient's gross income for the year of the award. In the absence of such an election, a recipient's gross income in the year the restrictions terminate will include the fair market value of the shares, less any par value amount paid, at the date of the termination of the restrictions. The Corporation will be entitled to a tax deduction in the same amount as the recipient is considered to have received gross income pursuant to an award. The holding period for shares of stock awarded for purposes of characterizing gain or loss on the sale of any shares as long- or short-term commences at the time the employee is considered to have received gross income pursuant to an award. An employee's tax basis for shares of stock acquired will be equal to the amount included in the employee's gross income, which, if no election is made, will be the fair market value of the shares at the date the restrictions terminated, less any amount previously paid.

     For financial reporting purposes, the aggregate fair market value of the shares awarded, determined as of the date of the award, will be accrued as compensation expense over the period the restrictions remain in effect. Earnings of the Corporation will be diluted by this charge to expense. Management of the Corporation has determined that the dilution to earnings will be less than 1% over a five-year period.

     Compensation received by employees under the Plan will not be considered performance-based compensation and will be subject to the $1,000,000 deductibility limit of Section 162(m) of the Code. As a result, all or a portion of the compensation, if any, received by Mr. Smith and the next four highest paid executive officers under the Plan may not be tax deductible to the Corporation. The Corporation's policy is to utilize, whenever appropriate, available tax deductions, including tax deductions that result from compensation. The Committee attempts to balance this policy to best maximize stockholder wealth. However, there are times when it is determined that the interests of the stockholders are best served by the implementation of policies that do not restrict the Committee's ability to exercise its discretion in crafting compensation packages even though such policies may not maximize the tax deductible compensation expenses of the Corporation.

     The affirmative vote of the holders of a majority of the Corporation's Common Stock represented in person or by proxy at the Annual Meeting is required for approval of the Plan.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                                    AUDITORS
                                (PROPOSAL NO. 4)

     Arthur Andersen LLP have been the auditors for the Corporation since 1972. Upon the recommendation of the Audit Committee, the Board of Directors has designated Arthur Andersen LLP to be the independent auditors of the Corporation for the year ending May 31, 1996. The Board of Directors will offer a resolution at the Annual Meeting to ratify this designation. It is anticipated that representatives of Arthur Andersen LLP will be present at the meeting to respond to appropriate questions, and they will have an opportunity, if they desire, to make a statement.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL.

                               SECTION 16 FILINGS

     Under the securities laws of the United States, the Corporation's Directors and Executive Officers are required to report their initial ownership of the Corporation's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the Commission and the Corporation is required to disclose in this Proxy Statement any late filings or failure to file. Mr. Joshua Smith made a filing of a Form 5 for failure to file a Form 4 involving one transaction in the Corporation's Common Stock.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the Corporation's 1996 Annual Meeting of Stockholders must be received by the Corporation on or prior to April 6, 1996 to be eligible for inclusion in the Corporation's proxy statement and form of proxy to be used in connection with the 1996 Annual Meeting of Stockholders.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business which will be presented at the meeting. If, however, other matters are properly presented, the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

                                           By order of the Board of Directors,

                                            /s/ Kenneth R. Masterson
                                              KENNETH R. MASTERSON
                                                      Secretary

                                                                       EXHIBIT A

                          FEDERAL EXPRESS CORPORATION
                           1995 STOCK INCENTIVE PLAN

1. PURPOSE OF PLAN

     The purpose of the Federal Express Corporation 1995 Stock Incentive Plan (the "Plan") is to aid Federal Express Corporation (the "Corporation") and its subsidiaries in securing and retaining key employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of the Corporation and its subsidiaries. The Corporation expects that it will benefit from the added interest which such employees will have in the welfare of the Corporation as a result of their ownership or increased ownership of the Corporation's Common Stock.

2. STOCK SUBJECT TO THE PLAN

     The total number of shares of Common Stock of the Corporation that may be optioned under the Plan is 1,500,000 shares, which may consist, in whole or in part, of unissued shares or treasury shares. Any shares optioned hereunder that are canceled or cease to be subject to the option may again be optioned under the Plan.

3. ADMINISTRATION

     The Plan shall be administered by those members, not less than two, of the Compensation Committee of the Board of Directors, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and a "disinterested person" as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Committee"). No member of the Committee shall be eligible to participate in the Plan nor shall he or she have been at any time within one year prior to his or her appointment eligible for selection as a person to whom shares might have been optioned pursuant to the Plan or to whom stock options, stock appreciation rights, or stock of the Corporation or any of its affiliates may have been granted pursuant to any other plan of the Corporation or its affiliates, except a formula plan meeting the conditions of Rule 16b-3(c)(2)(ii).

     The Committee shall have the sole authority to grant options under the Plan and, consistent with the Plan, to determine the provisions of the options to be granted, to interpret the Plan and the options granted under the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan and generally to administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants. Committee decisions and selections shall be made by a majority of its members present at the meeting at which a quorum is present, and shall be final. Any decision or selection reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held.

4. ELIGIBILITY

     Key employees, including officers, of the Corporation and its subsidiaries, who are from time to time responsible for the management, growth and protection of the business of the Corporation and its subsidiaries are eligible to be granted options under the Plan. No member of the Board of Directors of the Corporation shall be eligible to participate in the Plan unless such director is also an employee of the Corporation or a subsidiary. The employees who shall receive options under the Plan shall be selected from time to time by the Committee in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the option or options granted to each such employee selected, subject to the maximum number of stock options which may be granted to an optionee under the Plan.

5. LIMIT ON AWARDS

     No option may be granted under the Plan after June 1, 2005, but options theretofore granted may extend beyond that date.

     No optionee shall receive options for more than 200,000 shares of the Corporation's Common Stock during any fiscal year under the Plan.

6. TERMS AND CONDITIONS OF STOCK OPTIONS

     All options granted under this Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine.

          (a) Option Price. The option price per share for options granted to employees shall be determined by the Committee, but shall not be less than 100% of the fair market value at the time the option is granted. The fair market value shall, for all purposes of the Plan, be the mean between the high and low prices at which shares of such stock are traded on the New York Stock Exchange on the day on which the option is granted. In the event that the method for determining the fair market value of the shares provided for in this paragraph (a) shall not be practicable, then the fair market value per share shall be determined by such other reasonable method as the Committee shall, in its discretion, select and apply at the time of grant of the option concerned.

          (b) Time of Exercise of Option. Each option shall be exercisable during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the option. No option shall be exercisable during the year ending on the first anniversary date of the granting of the option, except as provided in paragraphs 6(d) and 13 of the Plan.

          (c) Payment. Each option may be exercised by giving written notice to the Corporation specifying the number of shares to be purchased and accompanied by payment in full (including applicable taxes, if any) in cash therefor. No option shall be exercised for less than the lesser of 50 shares or the full number of shares for which the option is then exercisable. No optionee shall have any rights to dividends or other rights of a stockholder with respect to shares subject to his or her option until he or she has given written notice of exercise of his or her option, paid in full for such shares and, if requested, given the representation described in paragraph 10 of the Plan.

          (d) Rights After Termination of Employment. If an optionee's employment by the Corporation or a subsidiary terminates by reason of such person's retirement, the optionee's option may thereafter be exercised to the extent to which it was exercisable at the time of retirement but may not be exercised after the expiration of the period of twelve months from the date of such termination of employment or of the stated period of the option, whichever period is the shorter; provided, however, that if the optionee dies within twelve months after such termination of employment, any unexercised option, to the extent to which it was exercisable at the time of the optionee's death, may thereafter be exercised by the legal representative of the estate or by the legatee of the option under a last will for a period of twelve months from the date of the optionee's death or the expiration of the stated period of the option, whichever period is the shorter.

     If an optionee's employment by the Corporation or a subsidiary terminates by reason of permanent disability, the optionee's option may thereafter be exercised in full (except that no option may be exercised less than six months from the date of grant) but may not be exercised after the expiration of the period of twelve months from the date of such termination of employment or of the stated period of the option, whichever period is the shorter; provided, however, that if the optionee dies within a period of twelve months after such termination of employment, any unexercised option, to the extent to which it was exercisable at the time of the optionee's death, may thereafter be exercised by the legal representative of the estate or by the legatee of the option under a last will for a period of twelve months from the date of the optionee's death or the expiration of the stated period of the option, whichever period is the shorter.

     If an optionee's employment by the Corporation or a subsidiary terminates by reason of the optionee's death, the optionee's option may thereafter be immediately exercised in full by the legal representative of the estate or by the legatee of the option under a last will, and for a period of twelve months from the date of the optionee's death or the expiration of the stated period of the option, whichever period is the shorter.

     If an optionee's employment terminates for any reason other than death, retirement or permanent disability, the optionee's option shall thereupon terminate.

7. TRANSFERABILITY RESTRICTION

     The option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by the optionee, or by a duly appointed legal representative.

8. DESIGNATION OF CERTAIN OPTIONS AS INCENTIVE STOCK OPTIONS

     Options or portions of options granted to employees hereunder may, in the discretion of the Committee, be designated as "incentive stock options" within the meaning of Section 422A of the Code. In addition to the terms and conditions contained in paragraph 6 hereof, options designated as incentive stock options shall also be subject to the condition that the aggregate fair market value (determined at the time the options are granted) of the Corporation's Common Stock with respect to which incentive stock options are exercisable for the first time by any individual employee during any calendar year (under this Plan and all other similar plans of the Corporation and its subsidiaries) shall not exceed $100,000.

9. LOANS TO OPTIONEES

     The Corporation may make interest-free demand loans to holders of options which are not designated or qualified hereunder or by the Code as "incentive stock options" for the purpose of exercising such options or for the purpose of enabling optionees to pay any tax liability associated with the exercise of any such option. Such loans shall be fully secured by shares of Common Stock of the Corporation and shall in any event be repayable upon the termination of the optionee's employment with the Corporation for any reason. The Committee shall establish written procedures concerning the application for and making of such loans.

10. INVESTMENT REPRESENTATION

     Upon any distribution of shares of Common Stock of the Corporation pursuant to any provision of this Plan, the distributee may be required to represent in writing that he or she is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The certificates for such shares may include any legend which the Corporation deems appropriate to reflect any restrictions on transfers.

11. TRANSFER, LEAVE OF ABSENCE, ETC.

     For the purpose of the Plan: (a) a transfer of an employee from the Corporation to a subsidiary, or vice versa, or from one subsidiary to another, and (b) a leave of absence, duly authorized in writing by the Corporation, shall not be deemed a termination of employment.

12. RIGHTS OF EMPLOYEES AND OTHERS

          (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan.

          (b) Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the service of the Corporation or its subsidiaries.

13. CHANGES IN CAPITAL OR CONTROL

     If the outstanding Common Stock of the Corporation subject to the Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Corporation is the surviving corporation, the number and kind of shares subject to this Plan and the option prices shall be approximately and equitably adjusted so as to maintain the option price thereof. Notwithstanding any other provision of the Plan, upon the occurrence of a Change in Control, as hereinafter defined, each holder of an unexpired option under the Plan shall have the right to exercise such option in whole or in part without regard to the date that such option would be first exercisable, except that no option may be exercised less than six months from the date of grant, and such right shall continue, with respect to any such holder whose employment with the Corporation or subsidiary terminates following a Change in Control, for a period ending on the earlier of the date of expiration of such option or the date which is twelve months after such termination of employment.

     For purposes of the Plan, a "Change in Control" of the Corporation shall be deemed to have occurred if:

          (a) any person, as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, becomes a beneficial owner (within the meaning of Rule 13d-3 under such Act) of 20% or more of the Corporation's outstanding Common Stock;

          (b) there occurs within any period of two consecutive years any change in the directors of the Corporation such that the members of the Corporation's Board of Directors prior to such change do not constitute a majority of the directors after giving effect to all changes during such two-year period unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

          (c) the Corporation is merged, consolidated or reorganized into or with, or sells all or substantially all of its assets to, another corporation or other entity, and immediately after such transaction less than 80% of the voting power of the then-outstanding securities of such corporation or other entity immediately after such transaction is held in the aggregate by holders of the Corporation's Common Stock immediately before such transaction.

     In addition, if the Corporation enters into an agreement or series of agreements or the Board of Directors of the Corporation adopts a resolution which results in the occurrence of any of the foregoing events, and the employment of a holder of an option under the Plan is terminated after the entering into of such agreement or series of agreements or the adoption of such resolution, then, upon the occurrence of any of the events described above, a Change in Control shall be deemed to have retroactively occurred on the date of entering into of the earliest of such agreements or the adoption of such resolution.

14. USE OF PROCEEDS

     Proceeds from the sale of shares pursuant to options granted under this Plan shall constitute general funds of the Corporation.

15. AMENDMENTS

     The Board of Directors may discontinue the Plan and the Committee may amend the Plan from time to time, but no amendment, alteration or discontinuation shall be made which, without the approval of the stockholders, would:

          (a) Except as provided in paragraph 13 of the Plan, increase the total number of shares reserved for the purposes of the Plan;

          (b) Decrease the option price of an option to less than 100% of the fair market value on the date of the granting of the option;

          (c) Change the classes of employees eligible to receive awards under the Plan;

          (d) Increase the maximum number of options which may be granted to an optionee under the Plan;

          (e) Decrease the period in which no option shall be exercisable under paragraph 6(b) hereof to less than one year; or

          (f) Extend the duration of the Plan.

     Neither shall any amendment, alteration or discontinuation impair the rights of any holder of an option theretofore granted without the optionee's consent; provided, however, that if the Committee after consulting with management of the Corporation determines that application of an accounting standard in compliance with any statement issued by the Financial Accounting Standards Board concerning the treatment of employee stock options would have a significant adverse effect on the Corporation's financial statements because of the fact that options granted before the issuance of such statement are then outstanding, then the Committee in its absolute discretion may cancel and revoke all outstanding options to which such adverse effect is attributed and the holders of such options shall have no further rights in respect thereof. Such cancellation and revocation shall be effective upon written notice by the Committee to the holders of such options.

16. REPRICING RESTRICTION

     Options granted under this Plan shall not be repriced by the Corporation for any reason.

17. EFFECTIVE DATE OF PLAN

     This Plan shall be effective upon its approval by the Corporation's Board of Directors and stockholders.

18. COMPLIANCE WITH SECTION 16(b)

     The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. All transactions involving the Corporation's executive officers are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to executive officers of the Corporation.

                                                                       EXHIBIT B

                          FEDERAL EXPRESS CORPORATION
                           1995 RESTRICTED STOCK PLAN

1. PURPOSE OF PLAN

     The Federal Express Corporation 1995 Restricted Stock Plan (the "Plan") is established by Federal Express Corporation (the "Corporation") to aid the Corporation and its subsidiaries in securing and retaining key employees of outstanding ability and to provide additional motivation to such employees to exert their best efforts on behalf of the Corporation and its subsidiaries. The Corporation expects that it will benefit from the added interest which such employees will have in the welfare of the Corporation as a result of their ownership or increased ownership of the Corporation's Common Stock.

2. STOCK SUBJECT TO THE PLAN

     The shares that may be awarded under the Plan (without payment by participants) shall be the common stock, $.10 par value, of the Corporation, and shall be treasury shares. The maximum number of shares of Common Stock that may be awarded hereunder (subject to any adjustments as provided below) shall not in the aggregate exceed 275,000 shares. Shares which are forfeited as a result of a participant's termination of employment shall again become available for award under the Plan.

3. ADMINISTRATION

     The Plan shall be administered by those members, not less than two, of the Compensation Committee of the Board of Directors, each of whom is a "disinterested person" as defined in Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Committee"). No member of the Committee shall be eligible to participate in the Plan nor shall he or she have been at any time within one year prior to his or her appointment eligible for selection as a person to whom shares might have been awarded pursuant to the Plan or to whom stock options, stock appreciation rights, or stock of the Corporation or any of its affiliates may have been granted pursuant to any other plan of the Corporation or its affiliates, except a formula plan meeting the conditions of Rule 16b-3(c)(2)(ii).

     The Committee shall have the sole authority to (i) award shares under the Plan; (ii) consistent with the Plan, determine the provisions of the shares to be awarded, the restrictions and other terms and conditions applicable to each award of shares under the Plan; (iii) interpret the Plan, the instruments evidencing the restrictions imposed upon stock awarded under the Plan and the shares awarded under the Plan; (iv) adopt, amend and rescind rules and regulations for the administration of the Plan; and (v) generally to administer the Plan and make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants. Committee decisions and selections shall be made by a majority of its members present at the meeting at which a quorum is present, and shall be final. Any decision or selection reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly held.

4. ELIGIBILITY

     Key employees, including officers, of the Corporation and its subsidiaries who are from time to time responsible for the management, growth and protection of the business of the Corporation and its subsidiaries shall be eligible for awards of stock under the Plan. No member of the Board of Directors of the Corporation shall be eligible to participate in the Plan unless such director is also an employee of the Corporation or a subsidiary. The employees who shall receive awards under the Plan shall be selected from time to time by the Committee in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be awarded to each such employee selected. The Committee may, within the terms of the Plan, be selective and non-uniform with respect to its determination of the amount of awards and the eligible employees to whom such awards are made.

5. RIGHTS WITH RESPECT TO SHARES

     An employee to whom an award of Common Stock is made hereunder shall have, after delivery to the Corporation or its designee of a certificate or certificates for such stock to be held in escrow on such employee's behalf, all rights of ownership with respect to such stock including the right to vote the same and receive any dividends paid thereon, subject, however, to the terms, conditions and restrictions contained in the Plan and in the instrument under which the award is made.

6. INVESTMENT REPRESENTATION

     If the shares of Common Stock that have been awarded to an employee pursuant to the terms of the Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such employee, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by such employee pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act, and (ii) that such employee has acquired such shares of Common Stock for the participant's own account and not with a view to the distribution thereof.

7. CASH BONUSES

     If the Committee so determines in its sole and exclusive discretion, the Corporation may make a cash payment or payments to an employee in connection with an award of Common Stock hereunder, the lapse of restrictions imposed thereon or the payment by the employee of any taxes related thereto.

8. RESTRICTIONS

     (a) Terms, Conditions and Restrictions. In addition to such other terms, conditions and restrictions as may be imposed by the Committee and contained in the instrument under which awards of Common Stock are made pursuant to the Plan,
(i) no Common Stock so awarded shall be restricted for a period (the "Restriction Period") of less than one year or more than ten years; and (ii) except as provided in paragraph (e) below, the recipient of the award shall remain in the employ of the Corporation or its subsidiaries during the Restriction Period or otherwise forfeit all right, title and interest in and to the shares subject to such restrictions.

     (b) Transferability Restriction. No share awarded under the Plan shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable thereto.

     (c) Agreements; Stock Legend. As a condition to the grant of an award under the Plan, each eligible employee selected to participate shall execute and deliver to the Corporation an agreement in form and substance satisfactory to the Committee reflecting the conditions and restrictions imposed upon the Common Stock awarded. Certificates for shares of Common Stock delivered pursuant to such awards may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which such awards are subject.

     (d) Additional Conditions. In the agreements evidencing awards or otherwise, the Committee may impose such other and additional terms, conditions and restrictions upon the award as it, in its discretion, deems appropriate including, without limitation: (i) that the Corporation shall have the right to deduct from payments of any kind due to the participant any federal, state or local taxes of any kind required by law to be withheld with respect to the shares awarded or the payment of related cash bonuses; and (ii) that the participant enter into a covenant not to compete with the business of the Corporation and its subsidiaries during the period of employment and for a reasonable time thereafter.

     (e) Lapse of Restrictions. The restrictions imposed under paragraph (a) above shall terminate with respect to the shares of Common Stock to which they apply on the earliest to occur of the following, except no restrictions shall lapse less than six months from the date of award in the event of (i), (ii) and
(iii) below:

          (i) the expiration of the Restriction Period:

          (ii) the participant's retirement at or after age 60;

          (iii) the participant's total and permanent disability; or

          (iv) the participant's death.

Certificates for shares of Common Stock with respect to which restrictions have lapsed as provided above shall, upon lapse thereof, be released from escrow and delivered to the participant or, in the event of participant's death, to participant's personal representative. Any stock legend referring to the restrictions imposed hereunder shall thereupon be removed.

9. CHANGES IN CAPITAL OR CONTROL

     If the outstanding Common Stock of the Corporation subject to the Plan shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Corporation is the surviving corporation, an appropriate adjustment shall be made in the number and kind of shares that have been awarded pursuant to the Plan and are subject to restrictions imposed by the Plan and that may thereafter be awarded hereunder.

     Notwithstanding any other provision of the Plan, upon the occurrence of a Change in Control, as defined below, the stock certificates evidencing any Restricted Shares shall be canceled and the Corporation shall make a cash payment to the participants in an amount equal to the highest price per share received by holders of the Corporation's Common Stock in connection with the Change in Control multiplied by the then number of Restricted Shares, with any non-cash consideration valued in good faith by the Committee.

     For purposes of the Plan, a "Change in Control" of the Corporation shall be deemed to have occurred if:

          (a) any person, as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, becomes a beneficial owner (within the meaning of Rule 13d-3 under such Act) of 20% or more of the Corporation's outstanding Common Stock;

          (b) there occurs within any period of two consecutive years any change in the directors of the Corporation such that the members of the Corporation's Board of Directors prior to such change do not constitute a majority of the directors after giving effect to all changes during such two-year period unless the election, or the nomination for election by the Corporation's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

          (c) the Corporation is merged, consolidated or reorganized into or with, or sells all or substantially all of its assets to, another corporation or other entity, and immediately after such transaction less than 80% of the voting power of the then-outstanding securities of such corporation or other entity immediately after such transaction is held in the aggregate by holders of the Corporation's Common Stock immediately before such transaction.

     In addition, if the Corporation enters into an agreement or series of agreements or the Board of Directors of the Corporation adopts a resolution which results in the occurrence of any of the foregoing events, and the employment of a participant is terminated after the entering into of such agreement or series of agreements or the adoption of such resolution then, upon the occurrence of any of the events described above, a Change in Control shall be deemed to have retroactively occurred on the date of entering into of the earliest of such agreements or the adoption of such resolution and the participants shall be entitled to the payment as of such date with respect to any forfeited Restricted Shares.

10. MISCELLANEOUS

     (a) No Right to Receive Award. Nothing in the Plan shall be construed to give any employee of the Corporation or a subsidiary any right to receive an award under the Plan.

     (b) Additional Shares Received With Respect to Restricted Stock. Any shares of Common Stock or other securities of the Corporation received by an employee as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise with respect to shares of Common Stock received pursuant to an award hereunder shall have the same status, be subject to the same restrictions and bear the same legend, if any, as the shares received pursuant to the original award.

     (c) No Effect on Employment Rights. Nothing in the Plan or in the instruments evidencing the grant of an award hereunder shall in any manner be construed to limit in any way the right of the Corporation or a subsidiary to terminate an employee's employment at any time, or give any right to an employee to remain employed by the Corporation or a subsidiary.

11. EFFECTIVE DATE OF PLAN

     The Plan shall become effective when approved by the stockholders of the Corporation.

12. AMENDMENTS

     This Plan may be amended any time or from time to time by the Committee provided that if the Plan shall have been approved by the stockholders of the Corporation no such amendment shall, without the further approval of such stockholders:

          (i) except as provided in paragraph 9 of the Plan, increase the maximum number of shares reserved for purposes of the Plan;

          (ii) change the classes of employees eligible to receive awards under the Plan;

          (iii) extend the duration of the Plan;

          (iv) decrease the Restriction Period to less than one year; or

          (v) materially increase the benefits accruing to participants under the Plan.

Neither shall any amendment or alteration impair the rights of any participant during the Restriction Period without the participant's consent.

13. DURATION AND TERMINATION

     This Plan shall terminate and no further stock shall be awarded hereunder after September 25, 2005. In addition, the Committee may terminate the Plan at any time prior thereto. The termination of this Plan shall not, however, affect any restriction previously imposed or restricted stock awarded pursuant to this Plan.

14. COMPLIANCE WITH SECTION 16(b)

     The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. All transactions involving the Corporation's executive officers are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to executive officers of the Corporation.

                                                                     APPENDIX

PROXY                     FEDERAL EXPRESS CORPORATION
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
   THE CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS SEPTEMBER 25, 1995

    The undersigned hereby constitutes and appoints KENNETH R. MASTERSON and WILLIAM J. RAZZOUK, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned and to vote all of the shares of stock of the undersigned in Federal Express Corporation at the Annual Meeting of Stockholders of said Corporation to be held at The Memphis Marriott, 2625 Thousand Oaks Boulevard, Memphis, Tennessee on Monday, September 25, 1995, and at any adjournments thereof, on Items 1 through 4 as specified on the reverse side hereof (with discretionary authority under Item 1 to vote for a new nominee if any nominee has become unavailable) and on such other matters as may properly come before said meeting.

ELECTION OF CLASS III DIRECTORS. NOMINEES:                                           COMMENTS
Howard H. Baker, Jr.                               ---------------------------------------------------------------------------
Judith L. Estrin                                   ---------------------------------------------------------------------------
Philip Greer                                       ---------------------------------------------------------------------------
J. R. Hyde, III                                    ---------------------------------------------------------------------------
Frederick W. Smith                                 ---------------------------------------------------------------------------
                                                               (If you have written in the above space, please mark
                                                             the corresponding box on the reverse side of this card)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. MR. MASTERSON AND MR. RAZZOUK CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                SEE REVERSE SIDE

/X/ Please mark your votes as in this example.                              6169

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE CLASS III DIRECTORS AND FOR PROPOSALS 2 THROUGH 4.

- --------------------------------------------------------------------------------
             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1-4
- --------------------------------------------------------------------------------

1. Election of Class III Directors.          / / FOR   / / WITHHELD   / / FOR, EXCEPT VOTE WITHHELD FROM
                                                                          THE FOLLOWING NOMINEE(S):_______
2. Approval of 1995 Stock Incentive Plan.    / / FOR   / / AGAINST    / / ABSTAIN

3. Approval of 1995 Restricted Stock Plan.   / / FOR   / / AGAINST    / / ABSTAIN

4. Approval of Independent Accountants.      / / FOR   / / AGAINST    / / ABSTAIN


    / / COMMENTS ON REVERSE SIDE         / / I REQUEST MY NAME BE DISCLOSED
                                             WITH MY VOTE AND COMMENTS, IF ANY.

                                                  The signer hereby revokes all
                                                  proxies heretofore given by
                                                  the signer to vote at said
                                                  meeting or any adjournments
                                                  thereof.

                                                  NOTE: Please sign exactly as
                                                  name appears on this card.
                                                  Joint owners should each sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such.

                                                  ------------------------------

                                                  ------------------------------
                                                         SIGNATURE(S)       DATE

                             CORPORATE INFORMATION

     STOCK TRANSFER AGENT AND REGISTRAR: The First Chicago Trust Company of New York

     Changes of address and questions concerning common stock should be addressed to:

     Shareholder Services
     First Chicago Trust Company of New York
     P.O. Box 2500
     Jersey City, NJ 07303-2500
     1-800-446-2617

     Transfers of stock ownership should be directed to the above address at P.O. Box 2506, Jersey City, NJ 07303-2506.

     STOCKHOLDERS: At July 13, 1995, there were 8,254 stockholders of record. The Company's common stock is listed on The New York Stock Exchange under the ticker symbol FDX.

     DIVIDENDS: No cash dividends have been declared for the Company's common stock.

     FINANCIAL INFORMATION: For financial information, contact Thomas L. Holland, Manager of Investor Relations, Federal Express Corporation, Box 727, Department 1854, Memphis, Tennessee 38194, (901) 395-3478. Items available upon request include the 1995 Annual Report to Stockholders, Quarterly Reports on Form 10-Q (quarters ending August, November and February), Proxy Statement and Annual Report on Form 10-K (excluding exhibits).

     GENERAL INFORMATION: For general information about the Company, contact Shirlee M. Clark, Manager of Media Relations, Federal Express Corporation, Box 727, Department 1850, Memphis, Tennessee 38194, (901) 395-5007.